Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of January 19, 2024 (the “Effective Date”), among CalciMedica, Inc., a Delaware corporation (the “Company”), and each purchaser identified on Exhibit A attached hereto (each a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D promulgated thereunder.

WHEREAS, the Purchasers, severally and not jointly, wish to purchase from the Company, and the Company wishes to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), and/or pre-funded warrants to purchase Common Stock in the form attached hereto as Exhibit B (the “Pre-Funded Warrants”), and Tranche A warrants to purchase Common Stock in the form attached hereto as Exhibit C (the “Tranche A Common Warrants”) and Tranche B warrants to purchase Common Stock in the form attached hereto as Exhibit D (the “Tranche B Common Warrants” and, together with the Tranche A Common Warrants, the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”); and

WHEREAS, contemporaneously with the sale of the Shares and the Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit E (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares and the Warrant Shares (as defined below) under the Securities Act and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

1.	DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate Purchase Price” means, as to each Purchaser, the aggregate amount to be paid for the Shares and Warrants purchased hereunder, in United States dollars and in immediately available funds, as set forth opposite the name of such Purchaser under the headings “Aggregate Purchase Price” for each Closing on Exhibit A hereto (minus, if applicable, a Purchaser’s aggregate exercise price of the Pre-Funded Warrants, which amounts shall be paid as and when such Pre-Funded Warrants are exercised).

“Buy-In” has the meaning set forth in Section 4.3(b).

“Closing” means the Initial Closing and/or the Second Closing, as applicable.

“Closing Date” means the Initial Closing Date and/or the Second Closing Date, as applicable.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire, at any time, Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is, at any time, convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Common Warrant Shares” means the shares of Common Stock issuable upon exercise of the Common Warrants.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Second Closing Deliverables” has the meaning set forth in Section 2.2(b).

“DWAC” has the meaning set forth in Section 4.3(b).

“Equity Incentive Plans” means the Company’s 2006 Stock Plan, the Company’s 2023 Employee Stock Purchase Plan, the Company’s 2023 Equity Incentive Plan, the Company’s 2020 Equity Incentive Plan, the Company’s 2020 Employee Stock Purchase Plan and the Company’s 2015 Stock Incentive Plan, in each case, as amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; (b) securities upon the exercise (whether such exercise is for cash or “cashless”) or exchange of, or conversion of, any securities exercisable or exchangeable for, or convertible into, shares of Common Stock issued and outstanding on the date of this Agreement (including the Warrants), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities (other than pursuant to customary anti-dilution or similar provisions in effect on the date hereof); (c) securities issued pursuant to acquisitions or any licensing, commercialization, joint venture, technology transfer, acquisition, development collaboration or partnership or other strategic transaction approved by a majority of the non-employee directors of the Company, acting in good faith, provided that such securities are issued (1) as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.13(a) hereof, or (2) in a registered transaction, provided, in each case, that any such issuance shall only be to Person(s) (or to the equityholders of such Person(s)) which is, itself or through its subsidiaries, is an operating company or an owner of an asset that the majority of the non-employee directors, acting in good faith, have deemed to be synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) the issuance and sale of any shares of Common Stock pursuant to that certain At the Market Offering Agreement, dated as of August 11, 2023, by and between the Company and H.C. Wainwright & Co., LLC; (e) the issuance of warrants to purchase shares of Common Stock to an affiliate of the Placement Agent as compensation for the Placement Agent’s services and the issuance of shares of Common Stock upon exercise thereof (f) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to any Company stock or option plan described in the SEC Reports; and (g) the filing of any amendments or supplements to any existing resale registration statements contained in the SEC Reports.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Initial Closing” the closing of the purchase and sale of the Shares and Warrants on the Initial Closing Date pursuant to Section 2.1 of the Agreement.

“Initial Closing Date” means January 23, 2024.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Material Adverse Effect” means a material adverse effect on (i) the performance of this Agreement or the timely consummation of any of the transactions contemplated hereby or (ii) the condition (financial or otherwise), earnings, results of operations, business, prospects or properties of the Company and the Subsidiaries (as defined below) taken as a whole.

“Nasdaq” means The Nasdaq Capital Market.

“Per Share Purchase Price” means (i) for Purchasers who are not directors, employees or consultants of the Company, $3.827 (inclusive of the purchase price per Tranche A Common Warrant to purchase half of a share of Common Stock and Tranche B Common Warrant to purchase half of a share of Common Stock), provided that the purchase price per Pre-Funded Warrant (inclusive of the purchase price per Common Warrant to purchase half of a share of Common Stock) shall be $3.827 minus $0.0001 and (ii) for Purchasers who are directors, employees or consultants of the Company, $4.3915 (inclusive of the purchase price per Tranche A Common Warrant to purchase half of a share of Common Stock and Tranche B Common Warrant to purchase half of a share of Common Stock), provided that the purchase price per Pre-Funded Warrant (inclusive of the purchase price per Common Warrant to purchase half of a share of Common Stock) shall be $4.3915 minus $0.0001.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Pre-Signing SEC Reports” means the SEC Reports filed as of the date that is five Trading Days prior to the date of this Agreement.

“Pre-Funded Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement shall be the Nasdaq Capital Market.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(c).

“Purchaser Second Closing Deliverables” has the meaning set forth in Section 2.2(d).

“Registration Statement Effective Date” has the meaning set forth in Section 4.3(b).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means collectively all reports, schedules, forms, statements and other documents filed or furnished by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2023 (including the exhibits thereto and documents incorporated by reference therein).

“Second Closing” the closing of the purchase and sale of the Shares and Warrants on the Second Closing Date pursuant to Section 2.1 of the Agreement.

“Second Closing Date” means February 5, 2024.

“Securities” means the Shares, Warrants and Warrant Shares.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act, but shall be deemed to not include the location and/or reservation of borrowable shares of Common Stock.

“Standard Settlement Period” means the standard settlement period for the Company’s primary trading market or quotation system with respect to the Common Stock, expressed in a number of Trading Days, as in effect on the applicable date, which as of the date of this Agreement is “T+2”.

“Subsidiaries” means any subsidiary of the Company.

“Trading Day” means a day on which the Common Stock is traded on Principal Trading Market.

“Transaction Documents” means this Agreement, including the schedules and exhibits attached hereto, the Pre-Funded Warrants, the Common Warrants, and the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined below) and any other documents or agreements executed and delivered to the Purchasers in connection with the transactions contemplated hereunder.

“Unlegended Share Delivery Date” has the meaning set forth in Section 4.3(b).

“Unrestricted Conditions” has the meaning set forth in Section 4.3(b).

“Variable Rate Transaction” has the meaning set forth in Section 4.13(b).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.	PURCHASE AND SALE

2.1 Closing.

(a) At each Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares and Common Warrants set forth opposite such Purchaser’s name on Exhibit A hereto, at a purchase price equal to $3.827 per Share and accompanying Common Warrants for Purchasers who are not directors, employees or consultants of the Company and $4.3915 per Share and accompanying Common Warrants for Purchasers who are directors, employees or consultants of the Company; provided, however, that to the extent that a Purchaser determines, in its sole discretion, that such Purchaser (together with such Purchaser’s Affiliates, and any Person acting as a group together with such Purchaser or any of such Purchaser’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, or as such Purchaser may otherwise choose, in lieu of purchasing Shares, a Pre-Funded Warrant to purchase the number of Pre-Funded Warrant Shares set forth opposite the name of such Purchaser under the heading “Number of Pre-Funded Warrant Shares Underlying Pre-Funded Warrant” on Exhibit A hereto, if any, at a purchase price equal to $3.8269 for Purchasers who are not directors, employees or consultants of the Company and $4.3914 for Purchasers who are directors, employees or consultants of the Company and, in each case, an exercise price equal to $0.0001 per Pre-Funded Warrant Share and accompanying Common Warrants (subject to adjustment as set forth therein). The “Beneficial Ownership Limitation” shall be 4.99% (or, at the election of each Purchaser made prior to the Initial Closing, 9.99% or 19.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Securities on each Closing Date.

(b) At each Closing, each Purchaser shall deliver to the Company via wire transfer of immediately available funds in accordance with wire instructions provided prior to the Initial Closing Date by the Company to the Purchasers equal to the Aggregate Purchase Price and the Company shall deliver to each Purchaser its respective Shares and Warrants in the amount set forth opposite such Purchaser’s name on Exhibit A hereto, deliverable at each Closing on the applicable Closing Date, in accordance with Section 2.2 of this Agreement. Each Closing shall take place remotely via the exchange of executed documents and funds at 10:00 a.m. (New York City Time) on the applicable Closing Date or such other time and location as the parties shall mutually agree.

2.2 Deliveries.

(a) At or prior to the Initial Closing, the Company will deliver or cause to be delivered to each Purchaser (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) if such Purchaser is purchasing Shares and Warrants in the Initial Closing, certificate(s) or book-entry shares (as requested by such Purchaser) evidencing a number of Shares equal to such Purchaser’s Aggregate Purchase Price for the Initial Closing divided by the Per Share Purchase Price (rounded down to the nearest whole share), registered in such Purchaser’s name. The Company shall deliver, or cause to be delivered, a book-entry statement evidencing such Shares as promptly as practicable and in any event no later than one Trading Day after the Initial Closing. Such Shares shall be delivered via a book-entry record through the Company’s transfer agent or, if requested by a Purchaser, in certificated form. Unless the Company and a Purchaser otherwise mutually agree with respect to such Purchaser’s Shares, at the Initial Closing settlement shall occur on a “delivery versus payment” basis;

(iii) the Registration Rights Agreement, duly executed by the Company;

(iv) if such Purchaser is purchasing Shares and Warrants in the Initial Closing, for each Purchaser of Pre-Funded Warrants pursuant to Section 2.1(a), a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to the portion of such Purchaser’s Aggregate Purchase Price for the Initial Closing applicable to Pre-Funded Warrants divided by the Per Share Purchase Price, with an exercise price equal to $0.0001, subject to adjustment therein;

(v) a Tranche A Common Warrant registered in the name of each Purchaser to purchase up to a number of shares of Common Stock equal to half of such Purchaser’s Shares and Pre-Funded Warrants (if applicable) purchased at the Initial Closing, with an exercise price equal to $5.36 per share, subject to adjustments as set forth therein;

(vi) if such Purchaser is purchasing Shares and Warrants in the Initial Closing, a Tranche B Common Warrant registered in the name of each Purchaser to purchase up to a number of shares of Common Stock equal to half of such Purchaser’s Shares and Pre-Funded Warrants (if applicable) purchased at the Initial Closing, with an exercise price equal to $7.15 per share, subject to adjustments as set forth therein;

(vii) if such Purchaser is purchasing Shares and Warrants in the Initial Closing, duly executed Irrevocable Transfer Agent Instructions (as defined below) as set forth in Section 4.10 hereto instructing the Company’s transfer agent to deliver a book-entry statement evidencing the number of shares of Common Stock equal to such Purchaser’s Shares purchased at the Initial Closing; and

(viii) the Company shall have provided each Purchaser in writing with the Company’s wire instructions, on Company letterhead and executed by the Secretary and General Counsel of the Company.

(ix) a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware, as of a date within five business days of the Initial Closing Date.

(b) At or prior to the Second Closing, the Company will deliver or cause to be delivered to each Purchaser purchasing Shares and Warrants on the Second Closing Date (the “Company Second Closing Deliverables”):

(i) certificate(s) or book-entry shares (as requested by such Purchaser) evidencing a number of Shares equal to such Purchaser’s Aggregate Purchase Price for the Second Closing divided by the Per Share Purchase Price (rounded down to the nearest whole share), registered in such Purchaser’s name. The Company shall deliver, or cause to be delivered, a book-entry statement evidencing such Shares as promptly as practicable and in any event no later than one Trading Day after the Closing. Such Shares shall be delivered via a book-entry record through the Company’s transfer agent or, if requested by a Purchaser, in certificated form. Unless the Company and a Purchaser otherwise mutually agree with respect to such Purchaser’s Shares, at the Second Closing settlement shall occur on a “delivery versus payment” basis;

(ii) for each Purchaser of Pre-Funded Warrants pursuant to Section 2.1(a), a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to the portion of such Purchaser’s Aggregate Purchase Price for the Second Closing applicable to Pre-Funded Warrants divided by the Per Share Purchase Price, with an exercise price equal to $0.0001, subject to adjustment therein;

(iii) a Tranche A Common Warrant registered in the name of each Purchaser to purchase up to a number of shares of Common Stock equal to half of such Purchaser’s Shares and Pre-Funded Warrants (if applicable) purchased at the Second Closing, with an exercise price equal to $5.36 per share, subject to adjustments as set forth therein;

(iv) a Tranche B Common Warrant registered in the name of each Purchaser to purchase up to a number of shares of Common Stock equal to half of such Purchaser’s Shares and Pre-Funded Warrants (if applicable) purchased at the Second Closing, with an exercise price equal to $7.15 per share, subject to adjustments as set forth therein; and

(v) duly executed Irrevocable Transfer Agent Instructions (as defined below) as set forth in Section 4.10 hereto instructing the Company’s transfer agent to deliver a book-entry statement evidencing the number of shares of Common Stock equal to such Purchaser’s Shares purchased at the Second Closing.

(c) At or prior to the Initial Closing, each Purchaser will deliver or cause to be delivered to the Company (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by such Purchaser;

(ii) the Registration Rights Agreement, duly executed by such Purchaser; and

(iii) its Aggregate Purchase Price for the Initial Closing in accordance with Section 2.1.

(d) At or prior to the Second Closing, each Purchaser purchasing Shares and Warrants in the Second Closing will deliver or cause to be delivered to the Company (the “Purchaser Second Closing Deliverable”) its Aggregate Purchase Price for the Second Closing in accordance with Section 2.1.

2.3 Closing Conditions.

(a) The obligation of each Purchaser to purchase and acquire Securities at each Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to each Closing Date, of each of the following conditions, any of which may be waived in writing by such Purchaser (as to itself only):

(i) the representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date which shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of such date;

(ii) all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) required to be performed at or prior to the Initial Closing Date shall have been performed, satisfied and complied with in all material respects;

(iii) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(iv) the Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities, all of which shall be and remain so long as necessary in full force and effect;

(v) the Company shall have delivered the Company Deliverables in accordance with Section 2.2(a) and, with respect to the Second Closing, the Company shall have delivered the Company Second Closing Deliverables in accordance with Section 2.2(b); and

(vi) since the date hereof to the Initial Closing Date, no event or circumstance or series of events or circumstances shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(b) The Company’s obligation to sell and issue the Securities at each Closing to each Purchaser is subject to the fulfillment to the satisfaction of the Company on or prior to each Closing Date of the following conditions, any of which may be waived by the Company:

(i) the representations and warranties made by such Purchaser contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of each Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date which shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of such date;

(ii) all obligations, covenants and agreements of such Purchaser required to be performed at or prior to each Closing Date shall have been performed, satisfied and complied with in all material respects;

(iii) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(iv) such Purchaser shall have delivered the Purchaser Deliverables in accordance with Section 2.2(c) and, with respect to the Second Closing, such Purchaser shall have delivered the Purchaser Second Closing Deliverables in accordance with Section 2.2(d)

3.	REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Purchasers and the Placement Agent that the statements contained in this Section 3.1 are true and correct as of the date hereof and as of the Initial Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

(a) The Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer and is not, and has never been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act) or an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act.

(b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business, to execute and deliver this Agreement and to issue, sell and deliver the Securities as contemplated herein.

(c) The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of California, which is the only jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(d) The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock and 10,000,000 shares of undesignated preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of January 18, 2024, (i) there are no shares of Preferred Stock issued and outstanding, (ii) there are 5,754,505 shares of Common Stock issued and outstanding, of which no shares are owned by the Company, and (iii) there are warrants to purchase 276,437 shares of Common Stock issued and outstanding. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. Except as set forth in the Pre-Signing SEC Reports or pursuant to the Equity Incentive Plans, there are no outstanding options, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Company has an authorized capitalization as set forth in the Pre-Signing SEC Reports, and all of the issued shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Pre-Signing SEC Reports and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. All of the

Company’s options and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, and conform in all material respects to the description thereof contained in the Pre-Signing SEC Reports. All of the issued shares of capital stock or other ownership interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Person is entitled to preemptive rights, rights of first refusal, rights of participation or similar rights with respect to any securities of the Company, including with respect to the issuance of Securities contemplated hereby.

(e) The Company has no Subsidiaries other than CalciMedica Subsidiary, Inc. and RainBio, Inc. The Company owns all of the issued and outstanding capital stock and ownership interests of its Subsidiaries. Other than the capital stock and ownership interests of its Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity. Each of CalciMedica Subsidiary, Inc. and RainBio, Inc. has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware and North Carolina, respectively, with full corporate power and authority to own, lease and operate its properties and to conduct its business; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock and ownership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in each Subsidiary are outstanding.

(f) The Shares and Warrants have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free and clear of all liens, other than restrictions on transfer imposed by applicable securities laws or pursuant to lock-up agreements entered into by a Purchaser or its Affiliate and the Company (if applicable); and the issuance of the Shares and Warrants is not subject to any preemptive or similar rights and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under, and will not result in any other anti-dilution or other adjustments (automatic or otherwise) under, any securities of the Company. The Warrant Shares have been duly and validly authorized and, when issued in accordance with the terms of the Warrants, including upon the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable and will be free and clear of all encumbrances and restrictions (other than those created by the Purchaser), except for restrictions on transfer imposed by applicable securities laws or pursuant to lock-up agreements entered into by a Purchaser or its Affiliate and the Company (if applicable), and the issuance of the Warrant Shares is not subject to any preemptive or similar rights and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under, and will not result in any other anti-dilution or other adjustments (automatic or otherwise) under, any securities of the Company. The Company has reserved from its duly authorized share capital the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants. Assuming the accuracy of the representations and warranties of each Purchaser in Section 4 hereof, the Warrant Shares will be issued in compliance with all applicable federal and state securities laws.

(g) Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and constitutes the lawful, valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and as limited by general equitable principles.

(h) Neither the Company nor any of its Subsidiaries is, and the issuance and sale of the Securities, the execution, delivery and performance of the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated by the Transaction Documents will not cause the Company or any of its Subsidiaries to be, (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its Subsidiaries are a party or by which the Company or its Subsidiaries are bound or to which any property or asset of the Company or its Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except that, in the case of clause (i) and (iii), such contravention would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such notice filings as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(k) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents, other than (i) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered, any notices required by Nasdaq in the ordinary course of the offering of the Securities, (ii) filings with the Commission under the Securities Act contemplated by the Registration Rights Agreement or (iii) filings with the Commission on Form 8-K with respect to the Transaction Documents as expressly contemplated thereby.

(l) No person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the issuance and sale of the Securities, other than those rights that have been validly waived and rights of the Purchasers under the Registration Rights Agreement.

(m) The Company and its Subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received written notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or, except where such revocation, modification, or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course,.

(n) The Company has filed all SEC Reports required to be filed or furnished by the Company on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, or to the extent corrected by a subsequent restatement made at least five Trading Days prior to the date of this Agreement, the SEC Reports conformed in all material respects to the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the SEC Reports or filed as exhibits to the SEC Reports pursuant to Item 601 of Regulation S-K that are not described and filed as required. The statements made in the SEC Reports, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed pursuant to Item 601 of Regulation S-K, constitute accurate summaries of the terms of such contracts and documents in all material respects. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries has knowledge that any other party to any such contract or other document filed pursuant to Item 601 of Regulation S-K has any intention not to render full performance as contemplated by the terms thereof.

(o) No relationship, direct or indirect, exists between or among the Company or its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its Subsidiaries, on the other, that is required by the Securities Act to be described in the SEC Reports and that is not so described in such documents.

(p) The financial statements (including the related notes thereto) of the Company and its Subsidiaries included or incorporated by reference in the SEC Reports comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission; and any supporting schedules included or incorporated by reference in the SEC Reports present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the SEC Reports has been derived from the accounting records of the Company and its Subsidiaries and presents fairly in all material respects the information shown thereby. There are no financial statements (historical or pro forma) that are required to be included in the SEC Reports that are not so included as required.

(q) Except as described in the Pre-Signing SEC Reports, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or its Subsidiaries are or may reasonably be expected to become a party or to which any property of the Company or its Subsidiaries are or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the SEC Reports that are not so described in the SEC Reports and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the SEC Reports that are not so filed as exhibits to the SEC Reports or described in the SEC Reports.

(r) Ernst & Young LLP, who have certified certain financial statements of the Company and its Subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the SEC Reports, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(s) Since the date of the most recent financial statements of the Company included or incorporated by reference in the SEC Reports, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants or settlement of restricted stock units described as outstanding in, the grant of options, restricted stock units and other awards under the Equity Incentive Plans described in, and the sale of shares of Common Stock in an at-the-market offering as described in, the SEC Reports and the issuance of the Securities and the issuance of warrants to purchase shares of Common Stock to an affiliate of the Placement Agent as compensation for the Placement Agent’s services), short-term debt or long-term debt of the Company or its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the SEC Reports.

(t) The Company and its Subsidiaries own, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) The Company owns or has obtained valid and enforceable licenses for the inventions, patents, patent applications, trademarks, trade names, service names, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information) and other intellectual property described in the SEC Reports as being owned or licensed by it or which are necessary for the conduct of its business as currently conducted or as currently proposed to be conducted (with respect to the development and commercialization of the product candidates described in the SEC Reports, except where the failure to own or license such rights would not, individually or in the aggregate, have a Material Adverse Effect) (collectively, “Intellectual Property”), and to the Company’s knowledge the conduct of its business does not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. The Intellectual Property of the Company is subsisting, free and clear of all material liens and encumbrances, and has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. To the Company’s knowledge, there are no third parties who have rights to any Intellectual Property, except for any customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Pre-Signing SEC Reports as licensed to the Company; and, to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property. Other than as disclosed in the Pre-Signing SEC Reports, the Company is not obligated to pay any royalty, grant a license or provide other consideration to any third party in connection with the Intellectual Property or in connection with the manufacture, use or sale of any of the Company’s product candidates. There is no pending or threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and except as described in the Pre-Signing SEC Reports, the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company infringes, misappropriates, or otherwise violates, or would, upon the commercialization of any product or service described in the SEC Reports as under development, infringe, misappropriate or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, in each case of (A) – (C) which could be expected, individually or in the aggregate, to be material to the Company and its subsidiaries, taken as a whole. The Company has complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect. To the Company’s knowledge, there are no defects in any of the patents or patent applications included in the Intellectual Property that are material to the Company. The Company has taken commercially reasonable steps to protect, maintain and safeguard its Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with its employees or consultants, and, to the Company’s knowledge, no employee of the Company or consultant is in or has been in violation of any material term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. The duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property have been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with. The product candidates described in the SEC Reports as under development by the Company fall within the scope of the claims of one or more patents or pending patent applications owned by, or exclusively licensed to, the Company.

(v) The Company and its Subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and neither the Company nor any of its Subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or its Subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or its Subsidiaries or (B) any software code or other technology owned by the Company or its Subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(w) Since its inception, (i) the Company and its Subsidiaries have complied and are presently in compliance in material respects with all internal and externally published privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or its Subsidiaries of any personally identifiable information (“Data Security Obligations”, and such data, “Data”), (ii) the Company has not received any written notification, or, to the Company’s knowledge, any oral notification, of or complaint regarding non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened, alleging non-compliance with any Data Security Obligation.

(x) The Company and its Subsidiaries have taken all reasonable technical and organizational measures designed to protect the information technology systems and Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses. Without limiting the foregoing, the Company and its Subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses (“Breach”). To the Company’s knowledge, there has been no such Breach, and the Company and its Subsidiaries have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach, in each case, that have or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) No material labor dispute with the employees of the Company or its Subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.

(z) The Company and its Subsidiaries possess, and are in material compliance with the terms of, all applications, certificates, approvals, registrations, licenses, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (collectively, “Permits”). All Permits are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any term of any Permit in any material respect. The Company and each of its Subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits in all material respects and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Permit. Neither the Company nor any of its Subsidiaries has received any written notice, or, to the Company’s knowledge, any oral notice, of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(aa) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with

Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected have a Material Adverse Effect.

(bb) The Company and its Subsidiaries have filed all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(cc) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as in the Company’s reasonable judgment are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks which the Company reasonably believes are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee) The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the SEC Reports, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses, if any, in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ff) Except as disclosed in the Pre-Signing SEC Reports, the Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to comply with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg) None of the Company or any of its Subsidiaries or Affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or Affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its Subsidiaries and Affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(hh) The operations of the Company and each of its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii) (i) None of the Company, any of its Subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, Affiliate or representative of the Company or any of its Subsidiaries, is a Person that is, or is owned or controlled by one or more Persons that are: (A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, the so-called People’s Republics of Luhansk and Donetsk in the Ukraine, Cuba, Iran, North Korea and Syria). (ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). (iii) The Company and each of its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(jj) Each of the Company and its Subsidiaries (i) is and has, since its inception, been in material compliance with all statutes, rules, regulations and policies applicable to the conduct of its business, including, but not limited to, the ownership, research, testing, development, registration, licensure, application approval, manufacture, packaging, labeling, processing, use, distribution, marketing, advertising, promotion, sale, offer for sale, recordkeeping, filing of reports, storage, import, export or disposal of any product candidate under development by the Company, including, without limitation, Title XVIII of the Social Securities Act, 42 U.S.C. §§ 1395-1395hhh; Title XIX of the Social

Security Act, 42 U.S.C. §§ 1396-1396v; the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act, 42 U.S.C. § 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287 and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq.; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Federal Food, Drug, and Cosmetic Act (“FDCA”), 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the Patient Protection and Affordable Care Act of 2010 (Pub. Law 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. Law 111-152); and any similar foreign, federal, state and local laws and regulations relating to the same (collectively, the “Regulatory Laws”); (ii) has not received any U.S. Food and Drug Administration (“FDA”) Form 483, notice of adverse finding, warning letter, untitled letter or other communication or notice from FDA or similar foreign, state and local governmental or regulatory authorities (collectively, the “Regulatory Authorities”), alleging or asserting non-compliance with any Regulatory Laws or any licenses, exemptions, certificates, approvals, consents, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Regulatory Laws or Regulatory Authorities (“Regulatory Authorizations”); (iii) has not received any written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Authority or any court or arbitrator or governmental authority or third party alleging or asserting non-compliance with any Regulatory Laws or Regulatory Authorizations, nor, to the knowledge of the Company, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action or communication being considered or threatened; (iv) possesses all material Regulatory Authorizations, and such Regulatory Authorizations are valid and in full force and effect and is not in violation of any material term of any such Regulatory Authorizations; (v) has not received written notice that any Regulatory Authority or court or arbitrator or governmental authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Regulatory Authorizations nor, to the knowledge of the Company, is any such limitation, suspension, modification or revocation threatened; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Regulatory Laws or Regulatory Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission) and no material deficiencies regarding compliance with Regulatory Laws have been asserted by Regulatory Authorities with respect to any such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments; and (vii) is not a party to any corporate integrity agreements, deferred prosecution or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or Regulatory Authority.

(kk) The preclinical studies and clinical trials conducted by or on behalf of or sponsored by the Company or any of its Subsidiaries , or in which the Company or any of its Subsidiaries has participated, with respect to the Company’s and its Subsidiaries’ product candidates, including any studies and trials that are described in the Company’s SEC Reports, or are intended to be submitted to the Regulatory Authorities (collectively, “Company Trials”), were and, if ongoing, are being, conducted in all material respects in accordance with the protocols, procedures, and controls established for each such Company Trial, and with all Regulatory Laws including, without limitation, the FDCA and its implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, and 312; (ii) the descriptions in the SEC Reports of the results of the Company Trials are accurate and complete in all material respects and fairly present the data derived from such Company Trials; (iii) neither the Company nor any of its Subsidiaries has any knowledge of any other trials the results of which are inconsistent with or otherwise could reasonably be expected to discredit or call into question the results described or referred to in the SEC Reports; (iv) except as disclosed in the Pre-Signing SEC Reports, neither the Company nor any of its Subsidiaries has received any written notices, correspondence or other communication from any Regulatory Authority or any other governmental agency or any institutional review board or ethics committee, or other similar entity, which could lead to the termination, suspension, material modification or partial or full clinical hold of any Company Trial and, to the knowledge of the Company and its Subsidiaries, there are no reasonable grounds for the same; (v) no investigational new drug application or comparable submission filed by or on behalf of the Company or any of its Subsidiaries with the FDA has been terminated or suspended by the FDA or any other Regulatory Authority; (vi) the Company and its Subsidiaries have obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a Company Trial; and (vii) in using or disclosing patient information received by the Company or any of its Subsidiaries in connection with a Company Trial, the Company and its Subsidiaries have complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, HIPAA and the rules and regulations thereunder.

(ll) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company and its Subsidiaries, any of their respective officers, directors or managing employees (as defined in 42 U.S.C. § 1320a-5(b)), is or has been excluded, suspended or debarred from participation in any national or regional health care program, debarred by Regulatory Authorities pursuant to 21 U.S.C. § 335a or similar laws, or made subject to any pending or, to the knowledge of the Company, threatened or contemplated action or engaged in any conduct which could reasonably be expected to result in such exclusion, suspension or debarment.

(mm) To the knowledge of the Company and its Subsidiaries, the manufacturing facilities and operations of their suppliers are operated in compliance in all material respects with all Regulatory Laws to the extent such activities relate to the Company’s and its Subsidiaries’ product candidates.

(nn) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on Nasdaq; the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. Except as disclosed in the Pre-Signing SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from Nasdaq or any trading market on which the shares of Common Stock are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirement of such trading market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(oo) Neither the Company, nor any of its Affiliates, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company acknowledges that it has engaged the Placement Agent (as defined below) in connection with the sale of the Securities. Other than the Placement Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(pp) Except as contemplated by the Registration Rights Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act. Neither the Company, nor any of its Affiliates, nor any Person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or the shareholder approval requirements of Nasdaq. Except for the Registration Rights Agreement, none of the Company, nor any of its Affiliates, nor any Person acting on its behalf, will take any action or steps referred to in the first sentence of this Section 3(pp) that would require registration of the offer, issuance or sale of any of the Securities under the Securities Act. None of the Company, nor any of its Affiliates, nor any Person acting on its behalf, will take any action or steps referred to in the second sentence of this Section 3(pp) that would cause the offering of the Securities to be integrated with other offerings.

(qq) In connection with the offer and sale of Securities to “non-U.S. persons” as defined under Regulation S of the Securities Act, none of the Company, its Affiliates nor any Person acting on its or their behalf (other than the Placement Agent in connection with this Agreement) has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities and each of the Company, its Affiliates and any person acting on its or their behalf (other than the Placement Agent in connection with this Agreement) has complied and will comply with the offering restrictions requirement of Regulation S.

(rr) The Company will not offer or sell any of the Securities to any person whom it reasonably believes is not (i) a “qualified institutional buyer” as defined in Rule 144A; (ii) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) of Regulation D); or (iii) a non-U.S. person (as defined under Regulation S of the Securities Act) that is outside the United States.

(ss) The Company does not and will at no time have any agreement or understanding (in a side letter or otherwise) with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents or any written agreement regarding the confidentiality and use of confidential information.

(tt) Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and except as set forth in the Registration Rights Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers hereunder. The issuance and sale of the Securities hereunder does not contravene, or require stockholder approval pursuant to, the rules and regulations of Nasdaq.

(uu) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act that are applicable to the Company or its directors or officers in their capacities as directors or officers of the Company.

(vv) The Company confirms that it has not provided, and to the knowledge of the Company, none of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the Placement Agent to provide, any Purchaser or its respective agents or counsel with any information that it believes constitutes material, non-public information regarding the Company or its Subsidiaries except (i) insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Disclosure Document (as defined below), or (ii) to such Purchaser, prior to such disclosure, that has executed a written agreement regarding the confidentiality and use of such information. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.

(ww) The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(xx) Based on the consolidated financial condition of the Company as of the Initial Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Pre-Signing SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any of its Subsidiaries, or for which the Company or any its Subsidiaries has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any its Subsidiaries is in default with respect to any Indebtedness. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Initial Closing Date.

(yy) Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Securities, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to the Warrants are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(zz) The Company and its controlled Affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(aaa) With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, (i) none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) and (ii) the Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

3.2 Representations, Warranties and Covenants of the Purchasers. Each Purchaser severally (and not jointly) represents and warrants to, and agrees with, in each case as to itself only, the Company and the Placement Agent that:

(a) No Public Sale or Distribution. Such Purchaser is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Purchaser Status. Each of the Purchasers acknowledges that (i) (A) it an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) of Regulation D under the Securities Act and/or meets the definition of “qualified institutional buyer” as defined in Rule 144A(a)(1) under the Securities Act and (B) is not an entity formed for the sole purpose of acquiring the Securities or (ii) it is not purchasing the Securities as a result of any “directed selling efforts,” within the meaning of Rule 902(k) of Regulation S and that such Purchaser is not a “U.S. Person,” within the meaning of Rule 902(k) of Regulation S and it is purchasing the Securities pursuant to an offshore transaction, as such terms are used in Regulation S (it being understood that the issuance of the Securities is being made in reliance on Section 4(2), Regulation D or Regulation S, and not Rule 144A), in either case which such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities.

(c) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(d) No General Solicitation or Advertising. Such Purchaser acknowledges that it is not purchasing the Securities as a result of any “general advertising” or, to its knowledge, “general solicitation” as such terms are used in Regulation D under the Securities Act.

(e) Independent Evaluation. Such Purchaser confirms and agrees that (i) it has independently evaluated the merits of its decision to purchase the Securities, (ii) it has not relied on the advice of, or any representations by, the Placement Agent or any Affiliate thereof or any representative of the Placement Agent or its Affiliates in making such decision, and (iii) neither the Placement Agent nor any of its representatives has any responsibility with respect to the completeness or accuracy of any information or materials furnished to such Purchaser in connection with the transactions contemplated hereby.

(f) Information. Such Purchaser acknowledges that the Company has offered the Purchaser and its advisors, if any, access to certain materials relating to the business, finances and operations of the Company or relating to the offer and sale of the Securities specifically requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives, nor any other representations made by such Purchaser hereunder shall modify, amend or affect such Purchaser’s right to rely on the Company s representations, warranties, covenants and agreements contained herein. Such Purchaser understands that its investment in the Securities involves a high degree of risk and is able to bear the economic risk of such investment. Such Purchaser has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(g) No Governmental Review. Such Purchaser understands that no United States agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h) Transfer or Resale. Such Purchaser understands that: (i) the Securities have not been registered under the Securities Act or any U.S. state or non-U.S. securities laws; (ii) such Purchaser agrees that if it decides to offer, sell or otherwise transfer any of the Securities, such Securities may be offered, sold or otherwise transferred only: (A) pursuant to an effective registration statement under the Securities Act; (B) to the Company; (C) pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act and in compliance with local laws; or (D) within the United States (1) in accordance with the exemption from registration under the Securities Act provided by Rule 144 thereunder, when available, or (2) in any other transaction that does not require registration under the Securities Act.

(i) Legend(s). Such Purchaser understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or is otherwise removed in accordance with Section 4.3(b) herein, the certificates or other instruments representing the Securities, and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the legend(s) set forth in Section 4.3, and that the Company will make a notation on its records and give instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth and described herein.

(j) Filings. If such Purchaser is a non-U.S. person and is required by applicable securities legislation, regulatory policy or order, or if required or requested by any securities commission, stock exchange or other regulatory authority, at the reasonable request of and at the sole expense of the Company, such Purchaser will use commercially reasonable efforts to execute, deliver and file and otherwise assist the Company in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Securities.

(k) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(l) Validity; Enforcement. Each of the Transaction Documents, to the extent such Purchaser is a signatory thereto, has been authorized by all necessary corporate action of, and duly and validly executed and delivered on behalf of, such Purchaser and constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(m) No Conflicts. The execution, delivery and performance by such Purchaser of each of the Transaction Documents, to the extent a signatory thereto, and the consummation by such Purchaser of the transactions contemplated thereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(n) Residency. For purposes of U.S. securities laws, such Purchaser is a resident of that jurisdiction specified on Exhibit A hereto.

(o) United States Federal Taxation. Such Purchaser acknowledges that it has sought advice concerning the tax aspects of and tax considerations involved in acquiring and holding the Securities from an independent tax adviser that it has considered necessary to make an informed investment decision with respect to the U.S. federal income tax consequences, as well as with respect to the laws of any state, local or foreign jurisdiction that are applicable to such Purchaser, of owning and disposing of the Securities.

4.	OTHER AGREEMENTS OF THE PARTIES

4.1 Integration. Except as contemplated by the terms of this Agreement, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities such that the rules of Nasdaq would require stockholder approval of the transactions contemplated hereby prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.2 Securities Laws Disclosure; Publicity. The Company shall, by 9:00 A.M., New York City time, on the first (1st) Trading Day immediately following the date of this Agreement (the “Disclosure Time”), issue a press release announcing the transactions contemplated hereby and file with the Commission a Current Report on Form 8-K (such Current Report, the “Disclosure Document”) disclosing all material terms of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, the transaction and including as exhibits to the Disclosure Document, this Agreement and the other Transaction Documents (in each case, without redaction). Upon the issuance or filing of the Disclosure Document, no Purchaser, Purchaser’s Affiliates, attorneys, agents and representatives shall be in possession of any material, non-public information received from the Company, any of its Subsidiaries or any of their respective representatives, Affiliates, officers, directors, or employees or agents, and including, without limitation, the Placement Agent, other than such Purchasers who have expressly consented to the receipt of material, non-public information other than in respect of the Transaction Documents and the transactions contemplated thereby or otherwise received such material, non-public information in such Purchaser’s capacity as an officer or director of the Company or an Affiliate thereof, and agreed with the Company to keep such other information confidential after the Disclosure Time (any such Purchasers, the “MNPI Accepting Purchasers”). Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby except as may be reviewed and approved by the Company and the Placement Agent. Notwithstanding anything contained in this Agreement to the contrary, and without implication that the contrary would otherwise be true, the Company hereby expressly acknowledges and agrees that, from and after the earlier of the Disclosure Time and the filing of the Disclosure Document, no Purchaser other than the MNPI Accepting Purchasers shall have (unless expressly agreed to by such Purchaser after the date hereof in a written definitive and binding agreement executed by the Company and such Purchaser or by reason of Purchaser’s status as a Person subject to the Company’s insider trading policies or an Affiliate of such Person) any duty of trust or confidence with respect to, or any duty not to trade in any securities while aware of, any material, non-public or any other information regarding the Company or any of its securities. The Company understands and confirms that the Purchaser and its Affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. Notwithstanding anything in this Agreement to the contrary, the Company (i) shall not publicly disclose the name of Purchaser or any of its Affiliates or advisers, or include the name of Purchaser or any of its Affiliates or advisers in any press release, without the prior written consent of Purchaser and (ii) shall not publicly disclose the name of Purchaser or any of its Affiliates or advisers, or include the name of Purchaser or any of its Affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Purchaser, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq, in which case of clause (A) or (B), the Company shall provide Purchaser and the Placement Agent with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Purchaser and the Placement Agent regarding such disclosure.

4.3 Legend.

(a) Each Purchaser understands that the Shares, Warrants and, once issued, the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Securities):

“THE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THOSE LAWS, INCLUDING RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(b) A Purchaser may request that the Company remove, and, to the extent the Purchaser delivers to the Company or its transfer agent its legended certificate representing such Securities (or a request for legend removal, in the case of Securities issued in book-entry form) together with such other customary letters of representation as the Company may reasonably request, the Company agrees to cause the removal of, any legend from such Securities: (i) if there is an effective registration statement covering the resale of such Securities (the date of effectiveness thereof, the “Registration Statement Effective Date”), (ii) if such Securities are sold or transferred pursuant to Rule 144 or an effective registration statement covering the resale of such Securities, (ii) if such Securities are eligible for sale under Rule 144(b)(1), (iii) if at any time on or after the date hereof such Purchaser certifies that it is not an “affiliate” of the Company (as such term is used under Rule 144) and that such Purchaser’s holding period for purposes of Rule 144 is at least six (6) months, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), in each case of the foregoing, provided that any contractual lock-up period applicable to such Purchaser’s Securities (if any) has expired (collectively, the “Unrestricted Conditions”). If a legend removal request is made pursuant to the foregoing, the Company will, no later than the Standard Settlement Period following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities (or a request for legend removal, in the case of Securities issued in book-entry form) together with such other customary letters of representation as the Company may reasonably request (the “Unlegended Share Delivery Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive legends, or an equivalent book-entry position, as requested by the Purchaser. Securities free from all restrictive legends shall be transmitted by the Company’s transfer agent to a Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company (“DTC”) through DTC’s Deposit/Withdrawal at Custodian system (“DWAC”), as directed by such Purchaser. The Company warrants that the Shares or Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a Purchaser effects a transfer of the Shares or Warrant Shares in accordance with Section 4.3(b), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit Shares or Warrant Shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such transfer. Without limiting the obligations of the Company pursuant to the foregoing, the Company shall cause its counsel to issue a legal opinion to its transfer agent promptly after the Registration Statement Effective Date, or at such other time as any of the Unrestricted Conditions has been met, if required by the transfer agent to deliver a certificate (or effect an electronic transfer), free of any legends, in accordance with the foregoing. If the Company shall fail to issue to any Purchaser (other than a failure caused by incorrect, incomplete or untimely information provided by the Purchaser to the Company or its transfer agent), by the applicable Unlegended Share Delivery Date, a certificate representing such shares of Common Stock without legend or to issue such shares to such Purchaser without legend through DWAC to the applicable balance account at DTC, as applicable, and after the Unlegended Share Delivery Date such Purchaser is required by its brokerage firm to purchase (in an open market transaction or otherwise) or such Purchaser or such Purchaser’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares which such Purchaser anticipated receiving without legend (a “Buy-In”), then the Company shall pay in cash to such Purchaser the amount by which (if any) (X) such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In exceeds (Y) the amount obtained by multiplying (I) the number of shares of Common Stock that the Company was required to deliver without legend to such Purchaser on the Unlegended Share Delivery Date multiplied by (II) the price at which the sell order giving rise to such purchase obligation was executed. Nothing herein shall limit any Purchaser’s right to pursue any other remedies available to it hereunder or under the Registration Rights Agreement, or otherwise at law or in equity, including a decree of specific performance and/or injunctive relief, with respect to the Company’s failure to timely deliver shares of Common Stock without legend as required pursuant to the terms hereof. Each Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 4.3(b) is predicated upon the Company’s reliance that such Purchaser will sell any such Securities pursuant to either the registration requirements of the Securities Act, or an exemption therefrom. Any fees (with respect to the Company’s transfer agent, Company counsel or otherwise) associated with the issuance of any required opinion or the removal of such legend shall be borne by the Company. The Company shall not be responsible for any fees incurred by the Purchasers in connection with the delivery of such unlegended shares.

4.4 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, including its representatives, Affiliates, officers, directors, employees or agents, including, without limitation, the Placement Agent, will provide any Purchaser or any of Purchaser’s Affiliates, attorneys, agents or representatives with any information regarding the Company that constitutes, or that the Company reasonably believes constitutes, material non-public information regarding the Company or any of its Subsidiaries, unless prior thereto such Purchaser or any of Purchaser’s Affiliates, attorneys, agents or representatives shall have previously consented in writing to the receipt of such information and agreed with the Company to keep such information confidential until such time as such information is publicly disclosed or such time as set forth in such written agreement or otherwise received such material, non-public information in such Purchaser’s capacity as an officer or director of the Company or an Affiliate thereof. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality or trust to the Company or any of its officers, directors, agents, employees or Affiliates, or a duty to the Company or any of its officers, directors, agents, employees or Affiliates, not to trade while aware of such material, non-public information unless such material, non-public information was received by such Purchaser in its capacity as an officer or director of the Company or an Affiliate thereof. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.5 Reservation of Common Stock. As of the date hereof, the Company has reserved, and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares pursuant to this Agreement as well as the Warrant Shares upon exercise of any Warrants.

4.6 Nasdaq Listing. Prior to the Initial Closing, the Company shall prepare and file with Nasdaq an additional shares listing notification form covering all of the Shares and Warrant Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Shares and Warrant Shares to be listed on Nasdaq at all times after the Initial Closing. The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other trading market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a trading market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the trading market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through DTC or another established clearing corporation, including, without limitation, by timely payment of fees to the DTC or such other established clearing corporation in connection with such electronic transfer.

4.7 Equal Treatment of Purchasers. No Purchaser has received, or will receive, terms in respect of its purchase of the Securities that are more favorable than those of any other Purchaser, other than (i) the terms particular to the regulatory requirements of such Purchaser or its Affiliates or related funds (ii) terms concerning the publicity policies of such Purchaser, or (iii) terms required by Nasdaq Rule 5635(c).

4.8 Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, managers, partners, investment advisers, affiliates, employees, attorneys and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, managers, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct, bad faith or malfeasance). Promptly after receipt by any Purchaser Party (the “Indemnified Person”) of notice of any demand, claim or circumstances which could reasonably be expected to give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.8, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that the Company shall not be responsible for the fees and expenses of more than one counsel for all Indemnified Persons. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding and does not include any admission to fault, culpability or failure to act on the part of such Indemnified Person.

4.9 Rule 144. In order to enable the Purchasers to sell the Securities under Rule 144, the Company shall use its commercially reasonable efforts to make and keep public information available (as those terms are understood and defined in Rule 144) and shall timely file (without giving effect to any extensions of time that may be available therefor under Rule 12b-25 under the Securities Act or successor thereto) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, so long as the Company remains subject to such requirements to enable Purchaser to resell the Securities pursuant to Rule 144. If the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.

4.10 Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent to issue to the Purchasers (or in such nominee’s name(s) as designated by a Purchaser) book-entry notations representing the Shares set forth under “Number of Shares” on Exhibit A hereto (the “Irrevocable Transfer Agent Instructions”) and the Warrant Shares once such Warrants are exercised. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.10 (or instructions that are consistent therewith) will be given by the Company to its transfer agent in connection with this Agreement and that the Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.10 will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.10 will be inadequate and agrees, in the event of a breach by the Company of the provisions of this Section 4.10, that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

4.11 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.12 Exercise Procedures. The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants. Without limiting the preceding sentences, no ink- original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.13 Subsequent Equity Sales.

(a) From the date hereof until the later of (i) ninety (90) days after the Initial Closing Date and (ii) the Registration Statement Effective Date, neither the Company nor any of its Subsidiaries shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents, or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement. Notwithstanding the foregoing, the restrictions set forth in this Section 4.13(a) shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

(b) From the date hereof until the date that is the earlier of one (1) year after the Initial Closing Date and the date that no Common Warrants are outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of any Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. For purposes hereof, “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

5.	MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Initial Closing has not been consummated within ten (10) calendar days from the Effective Date through no fault of such Purchaser; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon actual receipt via mail, courier or confirmed email by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by (a) the Company and (b) (i) if prior to the Initial Closing, all of the Purchasers, or (ii) following the Initial Closing, Purchasers holding at least a majority of the Securities sold in the Initial Closing and Second Closing and then-held by a Purchaser (in the case of each Warrant, calculated based upon the number of Warrant Shares thereunder) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that if any amendment, disproportionately and adversely impacts a Purchaser (or group of Purchasers) in any material respect, the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Securities.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger or similar change of control transaction). Any Purchaser may assign its rights hereunder in whole or in part to any Affiliate and, with the prior written consent of the Company, to any Person, including upon an assignment or transfer of any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions ofthe Transaction Documents that apply to the “Purchasers.”

5.8 Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as provided in Section 5.9 hereto, and the Indemnified Persons are intended third party beneficiaries of the provisions of Section 4.8.

5.9 Exculpation of the Placement Agent. Each party hereto agrees for the express benefit of each of the Placement Agent, its Affiliates and representatives, in connection with this Agreement and the other Transaction Documents, that:

(a) Neither JonesTrading Institutional Services LLC (the “Placement Agent”) nor any of its Affiliates or any of its representatives (1) has any duties or obligations other than those specifically set forth herein, in the engagement letter, dated as December 8, 2023 among the Company and the Placement Agent (the “Engagement Letter”) or in the Placement Agency Agreement, dated as of January 19, 2024, by and between the Company and the Placement Agent; (2) shall be liable for any improper payment made in accordance with the information provided by the Company; (3) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions contemplated hereby or thereby; or (4) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except for such party’s own gross negligence, willful misconduct or bad faith.

(b) The Placement Agent, its Affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, (2) rely on the representations and warranties of the Company and the Purchaser as set forth in Sections 3 and 4 hereto and (3) be indemnified by the Company for acting as Placement Agent, respectively, hereunder pursuant the indemnification provisions set forth in the Engagement Letter.

5.10 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof to the extent such principals would result in the application in the laws of another jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other

Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any Warrant Shares subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Security is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. Each of the Purchasers and the Company shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, for any breach of the Transaction Documents.

5.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.17 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. Each Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Securities and such Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated hereby. Unless otherwise indicated or the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

5.18 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

5.19 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution to all stockholders of the Company payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the applicable Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CALCIMEDICA, INC.

By:	/s/ A. Rachel Leheny, Ph.D.
Name:	A. Rachel Leheny, Ph.D.
Title:	Chief Executive Officer

Address for Notice:
CalciMedica, Inc. 505 Coast Boulevard South
Suite 307
La Jolla, CA 92037
Attn: John Dunn, General Counsel

With a copy to (which shall not constitute notice):

Cooley LLP 10265 Science Center Drive
San Diego, CA 92121
Attn:	Thomas A. Coll
Carlos Ramirez

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

[NAME OF PURCHASER]:

By:

Name:

Title:

Address:

EIN:

Contact:

Email:

Beneficial Ownership Limitation if purchasing Pre-Funded Warrants:

☐4.99% ☐9.99%

[Signature Page to Securities Purchase Agreement]